SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


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Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[   ]  Definitive Proxy Statement

[ X ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
240.14a-12

                           MAXXAM INC.
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        (Name of Registrant as Specified in Its Charter)


         THE COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
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           (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)

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[   ]  Fee computed on table below per Exchange Act Rules 14a-
6(I)(1) and 0-11.

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applies:________________________________________________________

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applies:________________________________________________________

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computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
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[   ]  Fee paid previously with preliminary materials.

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            COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
                           PO BOX 20877
                     OAKLAND, CA   94620-0877
(510) 655-8248 (TEL) 1-877-634-6546 (TOLL FREE) (510) 658-0732
(FAX)


                                        May 16, 2000



Dear Fellow Maxxam Shareholder:

We write to clarify a point in our letter that accompanies the Committee's proxy materials and BLUE proxy card.

The letter cites a Wall Street Journal article dated March 22, 2000 in which the Journal reported that the federal Mine Safety and Health Administration ("MSHA") had launched a criminal investigation to determine whether Kaiser Aluminum Corp. had "operated with criminal disregard for workers' safety, and whether the company destroyed crucial evidence." Two days later the Wall Street Journal published a correction that MSHA is "conducting a special investigation that may lead to a referral to the Justice Department for a criminal investigation," adding that MSHA is not itself conducting a criminal investigation.

If you have any questions on this or any other matter in the Committee's proxy materials, please feel free to call the Committee toll free at 1-877-634-6546. Maxxam's annual meeting is in Houston, TX on Wednesday, May 24, 2000.

                              Sincerely,

                              The Committee of Concerned
                              Maxxam Shareholders

_________________________________________________________________

The following may be deemed to be "participants" in this solicitation: The Rose Foundation for Communities and the Environment, which owns 50 shares of Maxxam common stock; Jill Ratner, the Rose Foundation's president, who owns 90 shares of Maxxam common stock as a tenant in common; the United Steelworkers of America, which owns 1002 shares of Maxxam common stock; Paul Simon, who owns 100 shares of Maxxam common stock; Abner Mikva, who owns 50 shares of Maxxam common stock; the As You Sow Foundation, which owns 100 shares of Maxxam common stock; and Dorset Management Corporation, which does not own Maxxam stock. The Rose Foundation and the United Steelworkers of America constitute the members of the Committee of Concerned Maxxam Shareholders and Messrs. Simon and Mikva are the Committee's two nominees for director.


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